SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

January 26, 2016

Date of Report (Date of Earliest Event Reported)

Total System Services, Inc.

(Exact Name of Registrant as Specified in its Charter)

Georgia	1-10254	58-1493818
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One TSYS Way, Columbus, Georgia 31901

(Address of principal executive offices) (Zip Code)

(706) 649-2310

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

On January 26, 2016, Total System Services, Inc. (“Registrant”) issued a press release announcing financial results for the full year and fourth quarter ended December 31, 2015. The press release is attached hereto as Exhibit 99.1 and incorporated herein by reference. The information in the press release shall not be deemed to be filed for purposes of Section 18 of the Securities Exchange Act of 1934 or incorporated by reference into any document filed under the Securities Act of 1933 or the Securities Exchange Act of 1934 except as shall be expressly set forth by specific reference in such filing.

Item 7.01	Regulation FD Disclosure.

On January 26, 2016, Registrant will hold an investor conference call and webcast to discuss its financial results for the full year and fourth quarter ended December 31, 2015. A copy of the presentation to be used during the conference call is attached hereto as Exhibit 99.2 and incorporated herein by reference. The information in the presentation shall not be deemed to be filed for purposes of Section 18 of the Securities Exchange Act of 1934 or incorporated by reference into any document filed under the Securities Act of 1933 or the Securities Exchange Act of 1934 except as shall be expressly set forth by specific reference in such filing.

Item 8.01	Other Events.

On January 26, 2016, Registrant issued a press release announcing that it had entered into a definitive Stock Purchase Agreement with Vista Equity Partners Fund V, L.P. to acquire TransFirst Holdings Corp., a Vista portfolio company, in an all cash transaction valued at approximately $2.35 billion. The press release announcing the transaction is attached hereto as Exhibit 99.3 and incorporated herein by reference. The terms of the Stock Purchase Agreement will be described in a subsequent filing on Form 8-K.

The transaction will be discussed in the investor conference call and webcast referred to in Item 7.01 above and information regarding the transaction will be included in the presentation referred to in Item 7.01 above.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1	Registrant’s earnings press release dated January 26, 2016

99.2	Registrant’s presentation dated January 26, 2016

99.3	Registrant’s transaction press release dated January 26, 2016

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, Registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOTAL SYSTEM SERVICES, INC. (“Registrant”)

Dated: January 26, 2016	By:	/s/ Kathleen Moates
Kathleen Moates
Senior Deputy General Counsel

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